AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (the “Amendment”) is entered into as of February 23, 2015, by and among Regal One Corporation, a Florida corporation (“Parent”), Princeton Capital Corporation, a Maryland corporation and wholly-owned subsidiary of Parent (“Acquisition Subsidiary” and together with Parent, the “Buyer”), Capital Point Partners, LP, a Delaware limited partnership (“Fund I”) and Capital Point Partners II, LP, a Delaware limited partnership (“Fund II” and together with Fund I, the “Partnerships”). Parent, Acquisition Subsidiary, Fund I and Fund II are, from time to time, referred to individually as a “party” and jointly or collectively as the “parties.” Any capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Agreement (as hereinafter defined).

RECITALS

WHEREAS, Parent, Acquisition Subsidiary, Fund I and Fund II are parties to that certain Asset Purchase Agreement dated as of July 14, 2014 (the “Agreement”).

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.

AMENDMENT OF ASSET PURCHASE AGREEMENT.  Section 7.2 of the Agreement is amended and restated as follows:

“7.2  Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing Date shall not have occurred by March 31, 2015 provided, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the transactions contemplated by this Agreement.”

2.

NO OTHER AMENDMENTS.

Except as it has been specifically amended above, the Agreement shall from and after the date hereof continue in full force and effect.

3.

MISCELLANEOUS TERMS.

3.1

Entire Agreement and Modification. The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof. The Agreement, as amended by this Amendment, may not be further amended except by a written agreement executed in accordance with Section 9.9 of the Agreement.

3.2

Severability. If any provision of this Amendment is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Amendment will remain in full force and effect.

3.3

Counterparts. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.  This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

REGAL ONE CORPORATION
a Florida corporation

By: /s/ Charles J. Newman

Charles J. Newman

President

PRINCETON CAPITAL CORPORATION
a Maryland corporation

By: /s/ Charles J. Newman

Charles J. Newman

President

FUND I:

CAPITAL POINT PARTNERS, LP

a Delaware limited partnership,

by its General Partner

By: /s/ Alfred Jackson

Name: Alfred Jackson

Title: Managing Partner

FUND II:

CAPITAL POINT PARTNERS II, LP

a Delaware limited partnership,

by its General Partner

By: /s/ Alfred Jackson

Name: Alfred Jackson

Title: Managing Partner”